Exhibit 99.1

COMPLETE SETTLEMENT AGREEMENT
AND GENERAL RELEASE

READ IT CAREFULLY

NOTICE TO GREGG J. WAGNER:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it. By signing this Complete Settlement Agreement and General Release (“Agreement”), you are agreeing to completely release HARLEYSVILLE NATIONAL CORPORATION, HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY, HARLEYSVILLE MANAGEMENT SERVICES, LLC., and their subsidiaries, affiliates, directors and officers. Therefore, you should consult with an attorney before signing this Agreement. You have twenty one (21) days from the day of receipt of this document to consider the Agreement. The twenty one (21) days will begin to run on the day after receipt. If you choose to sign the Agreement, you will have an additional seven (7) days following the date of your signature to revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

This Complete Settlement Agreement and General Release ("Agreement") by and between Gregg J. Wagner and Harleysville National Corporation, Harleysville National Bank and Trust Company, Harleysville Management Services, LLC, and each of their subsidiaries and affiliates (collectively “Corporation”) is made this 29th day of November, 2006. In this Agreement, the “Corporation” shall at all times include any and all related entities, corporations, subsidiaries, and affiliates.

        WHEREAS, Gregg J. Wagner (“Wagner”) and Harleysville Management Services LLC executed an employment agreement dated January 1, 2005 (“Employment Agreement”) wherein beginning April 1, 2005, Wagner would serve as President and Chief Executive Officer of Harleysville National Corporation;
WHEREAS, on September 26, 2006, the Board of Directors of Harleysville National Corporation terminated Wagner’s employment;
WHEREAS, Paragraph 7(a) of the Employment Agreement provides

In the event that Executive's employment is involuntarily terminated by HMS without Cause [as defined in the Employment Agreement] and no Change in Control shall have occurred as of the date of such termination, upon execution of a mutual release, HMS will provide Executive with the following pay and benefits: (i) a payment in an amount equal to the greater of: that portion of the Executive’s Agreed Compensation for the then existing Employment Period that has not been paid to Executive as of the date his employment terminates, or 1.0 times the Executive's Agreed Compensation. Such amount shall be payable in twelve (12) equal monthly installments; and (ii) subject to plan terms, Executive’s continued participation in HMS's Wagner benefit plans for twelve (12) months or until Executive secures substantially similar benefits through other employment, whichever shall first occur. If Executive is no longer eligible to participate in an employee benefit plan because he is no longer an employee, HMS will pay Executive the amount of money that it would have cost HMS to provide the benefits to Executive;

NOW, THEREFORE, in consideration of the foregoing preambles, the mutual covenants and agreements set forth below and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

    1. Termination of Employment; Payments to Wagner.

a. Termination of employment with Corporation shall be effective September 26, 2006. Wagner confirms his termination of service with Corporation and all of its subsidiaries, affiliates, joint ventures, partnerships, or any other business enterprises, as well as from any office or position with any trade group or any charitable organization which he holds on behalf of the Corporation. Wagner hereby confirms his resignation from any and all of the Corporation’s, its subsidiaries’ and affiliates’ Boards of Directors.
b. In consideration of Wagner complying with the terms of this Agreement and provided that Wagner continuously and at all times complies with all of his obligations pursuant to this Agreement, Employer shall pay Wagner the following severance package:
i. Corporation has paid an amount equal to Wagner’s salary through September 26, 2006, minus all appropriate withholdings and/or deductions on the first regularly scheduled pay date following the termination of Wagner’s employment;
ii. Corporation has provided Wagner and his dependents with health insurance benefits through September 30, 2006;
iii. Corporation has paid Wagner an amount equal to his unused accrued PTO;
iv. Corporation shall transfer title to the 2005 Audi A8 which Wagner drove while employed by Corporation to Wagner;

        v. Corporation shall pay Wagner a lump sum payment equal to $486,000 minus all appropriate withholdings and/or deductions, which represents 1.25 times his annual salary and bonus, within thirty days of the expiration of the Revocation Period as defined in Paragraph 12;
vi. Corporation shall pay Wagner a lump sum payment equal to $30,171 minus all appropriate withholdings and/or deductions, which represents the gross-up amount of the costs of employee benefits for a fifteen month period as determined by Wagner, within thirty days of the expiration of the Revocation Period as defined in Paragraph 12;
vii. Corporation shall pay Wagner an additional lump sum payment equal to $107,500 minus all appropriate withholdings and/or deductions within thirty days of the expiration of the Revocation Period as defined in Paragraph 12; and
viii. Corporation shall pay $15,000 for outplacement services, which amount shall be paid directly to Career Concepts and which payment shall be made upon presentation of an invoice from Career Concepts.
                c. Wagner acknowledges and agrees that the benefits to be provided to Wagner by Corporation pursuant to this Paragraph are, in significant and substantial part, in addition to those benefits to which he is already or would otherwise be entitled.
2. Costs, Including Attorneys' Fees. Wagner understands and agrees that Corporation shall not be liable to Wagner and/or any present or former attorney for any costs, expenses, or attorneys' fees of any kind or amount. Furthermore, Wagner expressly agrees that he is not to be considered to be the "prevailing" or "successful" party within the meaning of any statute, rule, or other law.

        3. Release by Wagner.In consideration of the payments and severance benefits set forth in this Agreement which consideration and severance benefits Wagner was not otherwise entitled to receive, and intending to be legally bound, Wagner, and all other persons or entities claiming with, by, or through him, hereby releases and forever discharges Corporation, and its predecessors, successors, affiliates, subsidiaries, parents, partners and all of their present and past shareholders, directors, officers, agents, employees and attorneys, and all other persons or entities who could be said to be jointly or severally liable with them, (individually and collectively "the Releasees") from any and all liabilities, claims, actions, causes of action, rights, judgments, obligations, demands, or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that Wagner had, now has, or may have or could claim to have against the Releasees, from the beginning of time to the date of execution of this Agreement, including, but not limited to all claims and rights in any way arising from or based upon Wagner's employment with Corporation, or which relate in any way to the termination of Wagner's employment with Corporation, and also including Title VII of Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Pennsylvania Human Relations Act, the Federal Age Discrimination in Employment Act, the Federal Older Workers Benefit Protection Act, the Family and Medical Leave Act, any Whistleblower provision of any statute or law, the Employee Retirement Income Security Act of 1974, and any other statute, regulation, or law or amendments thereto.

        Wagner waives any rights under the Corporation’s stock option plans, discharges the Corporation from any liabilities under Corporation stock option plans, and agrees not to initiate or institute any action, complaint, claim, charge, arbitration or lawsuit pursuant to or related to the Corporation’s stock option plans.
Wagner further agrees that the payments and benefits described in this Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Wagner may have against the Releasees arising out of his employment relationship or his service as an employee, officer, and director of the Corporation and the termination thereof, other than rights under the Corporation pension plan and 401(k) plan.
4. Indemnification by Corporation. In consideration of Wagner’s waiver and release of claims set forth above and the other obligations of Wagner hereunder, to the extent that the Corporation has officers’ and directors’ liability insurance coverage covering the acts of Wagner, Corporation shall, subject to the exclusions and limitations set forth therein, indemnify and hold harmless Wagner if he is made a party, is threatened to be made a party to, or otherwise receives any other legal process in any action, suit, or proceeding by reason of the fact that he was a director, officer, or employee of the Corporation. Wagner shall be indemnified and held harmless to the fullest extent permitted or authorized under the officer’s and director’s liability insurance policy, provided that such indemnification does not violate the Corporation’s articles of incorporation, bylaws, the laws of the Commonwealth of Pennsylvania, or federal banking laws.

        5. No Admission of Wrongdoing. Wagner agrees that this Agreement is not to be construed as a finding or admission of wrongdoing or liability or illegal or unethical conduct by any party. Nothing in this Agreement shall constitute precedent or evidence in any investigation, proceeding, or trial, with the exception that this Agreement shall be admissible evidence in any proceeding to enforce its terms or secure a remedy for breach of its terms.
6. Application for Employment. Wagner agrees that he will not seek employment from any of the Releasees, and he hereby releases the Releasees from any and all liability on account of any denial by them of employment.
7. Confidential Information.
a. Wagner agrees that he will not communicate the terms and conditions of this Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors.
b. Executive hereby acknowledges that as a result of his employment, he has had access to, obtained, or developed certain confidential, nonpublic, and/or legally privileged information, which includes, but is not limited to: information relating to Corporation’s past, present or future business activities; trade secrets; financial information; technical systems; new product development; acquisition prospects and strategies; compliance matters; information contained in personnel files and medical files; the business operations; the internal structure of Corporation; the names of and any and all information, including personal consumer information requiring protection under federal financial privacy laws, respecting the past, present and prospective customers or clients of Corporation;

target customers or markets; past, present or future research done by Corporation respecting the business or operations of Corporation; financial information; vendor or provider contracting arrangements; funding sources, services; systems; methods of operation; sales and marketing information; methods; procedures; referral sources, referral source information, or referral lists; revenues; costs; expenses; operating data; reimbursements; contracts; contract forms; arrangements; plans; prospects; correspondence; memoranda and office records; electronic and data processing files and records; identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of Corporation (“Information”). All such Information, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of Corporation, or being used by Corporation, are the sole and confidential property of Corporation and shall be treated as confidential. Wagner agrees to hold inviolate, not to disclose, and to keep secret all such Information and will not for any reason or purpose use, permit to be used, or disclose to any party any Information.
c. If he has not already done so, immediately upon execution of this Agreement, Wagner agrees to return to Corporation, and not keep a copy of, all confidential information including, but not limited to: written information, files (including electronic files and the Corporation’s laptop computer), materials, lists, or other financial information, documents, and other materials or records or writings of any type, including copies thereof, made, used or obtained by Wagner in connection with his relationship with Corporation.
8. Covenant not to compete. In consideration of Wagner’s waiver and release of claims set forth above and the other obligations of Wagner hereunder, Corporation agrees to restructure Wagner’s covenant not to compete as provided in Paragraph 8 of the Employment Agreement as follows:

Wagner shall not:

        (i) for a period of six months following the date of termination of Wagner’s employment, in Berks, Bucks, Chester, and Montgomery counties, Pennsylvania (the “Non-Competition Area”) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in the banking (including bank holding company) or financial services industry, which engages in any activity in which Corporation or any of its subsidiaries are engaged during Wagner’s employment, as more specifically defined in Item 1 of Harleysville National Corporation’s Annual Report on SEC Form 10-K filed March 15, 2006; or

(ii) for a period of one year, directly or indirectly contact, solicit or attempt to induce any person, corporation or other entity who or which is a customer or referral source of HNC, or any of its subsidiaries or affiliates, during the term of Executive’s employment, to become a customer or referral source of any person or entity other than HNC or one of its subsidiaries or affiliates; or

        (iv) for a period of one year, directly or indirectly solicit, induce or encourage any employee of HNC or any of its subsidiaries or affiliates, who is employed during the term of Executive’s employment or on the date of termination of Executive’s employment, to leave the employ of HNC or any of its subsidiaries or affiliates, or to seek, obtain or accept employment with any person or entity other than HNC or any of their subsidiaries or affiliates.

9. Cooperation and Non-Disparagement. Wagner agrees that he will not disparage or make derogatory comments about the Corporation, its subsidiaries and affiliates, Corporation’s present and former officers, directors, employees, agents, or attorneys, or their business practices.
10. Injunctive Relief. Wagner agrees that any breach of the agreements and representations set forth in paragraphs 7 and 8 will cause the Releasees irreparable harm, that such injury cannot be remedied adequately by the recovery of monetary damages, that upon such a breach any or all of the Releasees shall be entitled, in addition to and not in lieu of any and all other remedies, to injunctive or other equitable relief without the posting of any bond or undertaking and that such injunctive and/or equitable relief will not work a hardship on him. Wagner further agrees that in any and/or all such circumstances, all of his obligations under this Agreement will remain in full force and effect.
11. Acceptance Period.
The following notice is included in this Agreement as required by the Older Workers Benefit Protection Act:

You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days. You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after Wagner receives this Agreement. It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the “Acceptance Period”). In order to accept this Agreement, Wagner must sign his name and date his signature at the end of this letter and return it to Corporation, c/o Nicholas Bybel, Jr., Esquire, Bybel Rutledge LLP, 1017 Mumma Road,

Suite 302, Lemoyne, Pennsylvania 17043. If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Agreement.
12. Revocation Period. Wagner has the right to revoke this Agreement at any time within seven (7) days from the date Wagner signs and delivers this Agreement to the Corporation (the “Revocation Period”), and this Agreement will not become effective and enforceable until the Revocation Period has expired. (NOTE: The Revocation Period will begin on the day after the day on which Wagner has signed this Agreement and delivered it to the Corporation and, as indicated by the date Wagner affixes to his signature at the end of this Agreement. It will then run for seven calendar days and expire at the end of the seventh day.) In order to revoke this Agreement, Wagner must notify the Corporation in writing of his decision to revoke the Agreement. Wagner must ensure that the Corporation (via Nicholas Bybel, Jr., Esquire, at the address indicated in Paragraph 11 above) receives his written notice of revocation at his office in Lemoyne, Pennsylvania within the aforementioned Revocation Period. If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, the Corporation’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Agreement. Provided that the Revocation Period expires without his having revoked this Agreement, this Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.
13. Corporation Not Wagner’s Advisor. Corporation makes no representation or warranty, express or implied, to Wagner regarding the treatment of this Agreement or any payments Wagner may receive by virtue of or in connection with any provision of this Agreement, under state, federal, or local laws pertaining to income or other taxation, nor does Corporation provide to Wagner any advice regarding the financial, investment, or legal desirability of his entering into this Agreement or making any elections or granting any releases referred to herein; and Wagner acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Agreement and any decisions or elections which Wagner may subsequently make in relation to any of the subject matter of this Agreement. Corporation makes no representation as to the applicability of Internal Revenue Code Section 409A to the payments under this Agreement or the Employment Agreement.
14. Agreement Freely and Voluntarily Entered Into. Wagner warrants and represents that he has signed this Agreement after review and consultation with legal counsel of his choice and that he understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

        15. Representations to Corporation. In connection with his entering into this Agreement, and as an inducement for Corporation to enter into this Agreement, Wagner hereby represents the following matters to Corporation:
a. That Wagner has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between Wagner and Corporation, and that Wagner has not relied upon any representations or statements, written or oral, not set forth in this document;
b. That Wagner has had such time as Wagner deemed necessary to review, consider, and deliberate as to the terms of this Agreement; and
c. That Exhibit A hereto sets forth in reasonable detail any instances known to Wagner in which the Corporation is or may be, was or may have been, in violation either of any statute or regulation, applicable to the Corporation.
16. Severability. Should any provision(s) of this Agreement be determined, in a proceeding to enforce or interpret this Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either Wagner or Corporation, the remainder of this Agreement shall continue in full force and effect.
17. Notices. Any notice, request, claim, demand, document, or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

A. If to Corporation :
Nicholas Bybel, Jr., Esquire
Bybel Rutledge LLP,
1017 Mumma Road
Suite 302
Lemoyne, Pennsylvania 17043

B. If to Wagner:
______________________________
3155 Doe Brook Rd.            [address]
Worcester, PA  19490____[address]

Or to any other address as any party shall have specified for itself by notice in writing to the other party.

18. Choice of Law. This Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.
19. Complete Written Settlement. This Agreement expresses a full and complete settlement of all disputes between Wagner and the Releasees. Wagner agrees that there are absolutely no agreements or reservations relating to termination of Wagner’s employment and Wagner’s release of the Releasees that are not clearly expressed in writing herein. This Agreement may not be modified except in writing signed by all parties hereto. Wagner further agrees that the payments and benefits described herein are all he and/or his counsel are ever to receive with regard to Wagner’s termination of employment and execution of this Release, and that the execution hereof is with the full knowledge that this Agreement covers all possible claims.
20. Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

        21. Counterparts. This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.
IN WITNESS WHEREOF, the parties have executed this Complete Settlement Agreement and General Release on the date first written above.

WITNESS

/s/ Robin Bond_______________________                    _/s/ Gregg J. Wagner________________________________
            Gregg J. Wagner

ATTEST:                                  HARLEYSVILLE NATIONAL
                                                CORPORATION

_/s/ Jo Ann M. Bynon__________________                               By:_/s/ Walter E. Daller, Jr.____________________________
            Walter E. Daller, Jr.
            Chairman

ATTEST:                                  HARLEYSVILLE NATIONAL BANK
                        AND TRUST COMPANY

_/s/ Jo Ann M. Bynon__________________                                  By: _/s/ Walter E. Daller, Jr._____________________________
            Walter E. Daller, Jr.
            Chairman

ATTEST:                              HARLEYSVILLE MANAGEMENT
                        SERVICES, LLC

_/s/ Jo Ann M. Bynon__________________                                  By: __/s/ Walter E. Daller, Jr.____________________________
            Walter E. Daller, Jr.

DATED:  12-4  , 2006

EXHIBIT A

Any instances known to Wagner in which the Corporation is or may be, was or may have been, in violation either of any statute or regulation, applicable to the Corporation:

Name:  /s/ GJW